                                       NINETY-EIGHTH SUPPLEMENTAL INDENTURE

                                        Southern California Edison Company

                                                        to

                                               The Bank of New York

                                                        and

                                                  D. G. Donovan,

                                                     Trustees

                                           DATED AS OF FEBRUARY 15, 2003

                  This Ninety-Eighth Supplemental Indenture, dated as of the 15th day of February, 2003, is entered into by and between Southern California Edison Company (between 1930 and 1947 named "Southern California
Edison Company Ltd."), a corporation duly organized and existing under and by virtue of the laws of the State of
California and having its principal office and mailing address at 2244 Walnut Grove Avenue, in the City of
Rosemead, County of Los Angeles, State of California 91770, and qualified to do business in the States of
Arizona, New Mexico, and Nevada (hereinafter sometimes termed the "Company"), and The Bank of New York, a corporation duly organized and existing under and by virtue of the laws of the State of New York, acting through its agent, BNY Midwest Trust Company with its principal office and mailing address at 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (successor Trustee to Harris Trust and Savings Bank), and D. G.
Donovan of 2 North LaSalle Street, in the City of Chicago, State of Illinois 60602 (successor Trustee to R. G.
Mason, who was successor Trustee to Wells Fargo Bank, National Association, which was successor Trustee to
Security Pacific National Bank, formerly named Security First National Bank and Security-First National Bank of
Los Angeles, successor, by consolidation and merger, to Pacific-Southwest Trust & Savings Bank), as Trustees
(hereinafter sometimes termed the "Trustees");

                  WITNESSETH:

                  WHEREAS, the Company heretofore executed and delivered to said Harris Trust and Savings Bank and said Pacific-Southwest Trust & Savings Bank, Trustees, a certain Indenture of Mortgage or Deed of Trust dated as of October 1, 1923, which said Indenture was duly filed for record and recorded in the offices of the respective recorders of the following counties:  in the State of California-Fresno County, Volume 397 of Official
Records, page 1; Imperial County, Book 1174 of Official Records, page 966; Inyo County, Volume 154 of Official
Records, page 417; Kern County, Book 379 of Trust Deeds, page 196; Kings County, Volume 84 of Deeds, page 1; Los
Angeles County, Book 2963 of Official Records, page 1; Madera County, Volume 9 of Official Records, page 63;
Merced County, Volume 363 of Official Records, page 1; Modoc County, Volume 230 of Official Records, page 119 et seq.; Mono County, Volume 64 of Official Records, page 29; Orange County, Book 496 of Deeds, page 1; Riverside
County, Book 594 of Deeds, page 252; San Bernardino County, Book 825 of Deeds, page 1; San Diego County, Series 5
Book 1964, page 84061; Santa Barbara County, Book 229 of Deeds, page 30; Stanislaus County, Volume 465 of
Official Records, page 370; Tulare County, Volume 50 of Official Records, page 1; Tuolumne County, Volume 274 of
Official Records, page 568; and Ventura County, Volume 33 of Official Records, page 1; in the State of
Nevada-Clark County, Book 8 of Mortgages; Churchill County, Book 40 of Official Records, page 235; Lyon County,
Book 39 of Mortgages, page 1; Mineral County, Book 13 of Official Records, page 794; Pershing County, Book 15 of
Official Records, page 612; and Washoe County, Book 83 of Mortgages, page 301; in the State of Arizona-La Paz
County, Instrument No. 83-000212 of Official Records; Mohave County, Book 11 of Realty Mortgages; Maricopa
County, Docket 4349 of Official Records, page 197; and Yuma County, Docket 369, page 310; and in the offices of the county clerks of the following counties in the State of New Mexico-McKinley County, Book Mtg. 50, page 187 and filed as Document No. 10536 in the Chattel Records; and San Juan County, Book Mtg. 630, page 13 and filed as
Document No. 17838 in the Chattel Records (hereinafter referred to as the "Original Indenture"), to secure the payment of the principal of and interest on all bonds of the Company at any time outstanding thereunder, and (as to certain such filings or recordings) the principal of and interest on all Debentures of 1919 (referred to in the Original Indenture and now retired) outstanding; and

                  WHEREAS, the Company has heretofore executed and delivered to the Trustees ninety-seven certain supplemental Indentures, dated, respectively, as of March 1, 1927, April 25, 1935, June 24, 1935, September 1,
1935, August 15, 1939, September 1, 1940, January 15, 1948, August 15, 1948, February 15, 1951, August 15, 1951,
August 15, 1953, August 15, 1954, April 15, 1956, February 15, 1957, July 1, 1957, August 15, 1957, August 15,
1958, January 15, 1960, August 15, 1960, April 1, 1961, May 1, 1962, October 15, 1962, May 15, 1963, February 15,
1964, February 1, 1965, May 1, 1966, August 15, 1966, May 1, 1967, February 1, 1968, January 15, 1969, October 1,
1969, December 1, 1970, September 15, 1971, August 15, 1972, February 1, 1974, July 1, 1974, November 1, 1974,
March 1, 1975, March 15, 1976, July 1, 1977, November 1, 1978, June 15, 1979, September 15, 1979, October 1,
1979, April 1, 1980, November 15, 1980, May 15, 1981, August 1, 1981, December 1, 1981, January 16, 1982, April
15, 1982,

November 1, 1982, November 1, 1982, January 1, 1983, May 1, 1983, December 1, 1984, March 15, 1985, October 1,
1985, October 15, 1985, March 1, 1986, March 15, 1986, April 15, 1986, April 15, 1986, July 1, 1986, September 1,
1986, September 1, 1986, December 1, 1986, July 1, 1987, October 15, 1987, November 1, 1987, February 15, 1988,
April 15, 1988, July 1, 1988, August 15, 1988, September 15, 1988, January 15, 1989, May 1, 1990, June 15, 1990,
August 15, 1990, December 1, 1990, April 1, 1991, May 1, 1991, June 1, 1991, December 1, 1991, February 1, 1992,
April 1, 1992, July 1, 1992, July 15, 1992, December 1, 1992, January 15, 1993, March 1, 1993, June 1, 1993, June
15, 1993, July 15, 1993, September 1, 1993, October 1, 1993, and February 21, 2002, which modify, amend and supplement the Original Indenture, such Original Indenture, as so modified, amended and supplemented, being hereinafter referred to as the "Amended Indenture"; and

                  WHEREAS, there have been issued and are now outstanding and entitled to the benefits of the
Amended Indenture, First and Refunding Mortgage Bonds as follows:

              Series                        Due Date                       Principal Amount
              ------                        --------                       ----------------
             86D,E,F&G                        2008                              196,000,000
             87A,B,C&D                        2008                              135,000,000
                91A                           2021                               48,920,000
                91D                           2017                               28,585,000
                92C                           2027                               30,000,000
                92E                           2024                              190,000,000
                93C                           2026                              300,000,000
                93D                           2023                              154,540,000
                93F                           2003                              125,000,000
                93G                           2025                              225,000,000
                93H                           2004                              125,000,000
                93I                           2018                              200,000,000
               2002B                          2005                              700,000,000
               2002C                          2004                              300,000,000

                  WHEREAS, the Company proposes presently to issue in fully registered form only, without coupons, $965,965,000 aggregate principal amount of a new series of the Company's First and Refunding Mortgage
Bonds, pursuant to a resolution of the Board of Directors or the Executive Committee of the Board of Directors of
the Company, said new series to be designated as Series 2003A (the "Bonds"), and the Company's authorized bonded indebtedness has been increased to provide for the issuance of said Bonds; and

                  WHEREAS, the Company has acquired real and personal property since the execution and delivery of the Ninety-Seventh Supplemental Indenture which, with certain exceptions, is subject to the lien of the
Amended Indenture by virtue of the after-acquired property clauses and other clauses thereof, and the Company now desires in this Ninety-Eighth Supplemental Indenture (hereinafter sometimes referred to as this "Supplemental
Indenture") expressly to convey and confirm unto the Trustees all properties, whether real, personal or mixed, now owned by the Company (with the exceptions hereinafter noted); and

                  WHEREAS, for the purpose of further safeguarding the rights and interests of the holders of bonds under the Amended Indenture, the Company desires, in addition to such conveyance, to enter into certain covenants with the Trustees; and

                  WHEREAS, the making, executing, acknowledging, delivering and recording of this Supplemental
Indenture have been duly authorized by proper corporate action of the Company, and the Trustees have each duly determined to execute and accept this Supplemental Indenture;

                  NOW, THEREFORE, in order further to secure the payment of the principal of and interest on all of the bonds of the Company at any time outstanding under the Amended Indenture, as from time to time amended and supplemented, including specifically, but without limitation, the First and Refunding Mortgage Bonds, Series 86D,
Series 86E, Series 86F, Series 86G, Series 87A, Series 87B, Series 87C,

Series 87D, Series 91A, Series 91D, Series 92C, Series 92E, Series 93C, Series 93D, Series 93F, Series 93G,
Series 93H, Series 93I, Series 2002B, and Series 2002C, referred to above, all of said bonds having been heretofore issued and being now outstanding, and the Bonds, of the aggregate principal amount of $965,965,000, to be presently issued and outstanding; and to secure the performance and observance of each and every of the covenants and agreements contained in the Amended Indenture, and without in any way limiting (except as hereinafter specifically provided) the generality or effect of the Original Indenture or any of said Supplemental
Indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture insofar as by any provision of any said Indenture any of the properties hereinafter referred to are subject to the lien and operation thereof, but to such extent (except as hereinafter specifically provided) confirming such lien and operation, and for and in consideration of the premises, and of the sum of One Dollar ($1.00) to the Company duly paid by the Trustees, at or upon the ensealing and delivery of these presents (the receipt whereof is hereby acknowledged), the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, aliened, released, conveyed, assigned, transferred, warranted, mortgaged, and pledged, and by these presents does grant, bargain, sell, alien, release, convey, assign, transfer, warrant, mortgage, and pledge unto the Trustees, their successors in trust and their assigns forever, in trust, with power of sale, all of the following:

                  All and singular the plants, properties (including goods which are or are to become fixtures), equipment, and generating, transmission, feeding, storing, and distributing systems, and facilities and utilities of the Company in the Counties of Fresno, Imperial, Inyo, Kern, Kings, Los Angeles, Madera, Merced, Modoc, Mono,
Orange, Riverside, San Bernardino, San Diego, Santa Barbara, Stanislaus, Tulare, Tuolumne, and Ventura, in the
State of California, Churchill, Clark, Lyon, Mineral, Pershing, and Washoe, in the State of Nevada, La Paz,
Maricopa, and Mohave, in the State of Arizona, and McKinley and San Juan, in the State of New Mexico, and
elsewhere either within or without said States, with all and singular the franchises, ordinances, grants, easements, rights-of-way, permits, privileges, contracts, appurtenances, tenements, and other rights and property thereunto appertaining or belonging, as the same now exist and as the same or any and all parts thereof may hereafter exist or be improved, added to, enlarged, extended or acquired in said Counties, or elsewhere either within or without said States;

                  Together with, to the extent permitted by law, all other properties, real, personal, and mixed
(including goods which are or are to become fixtures), except as herein expressly excepted, of every kind, nature, and description, including those kinds and classes of property described or referred to (whether specifically or generally or otherwise) in the Original Indenture and/or in any one or more of the indentures supplemental thereto, now or hereafter owned, possessed, acquired or enjoyed by or in any manner appertaining to the Company, and the reversion and reversions, remainder and remainders, tolls, incomes, revenues, rents, issues, and profits thereof; it being hereby intended and expressly agreed that all the business, franchises, and properties, real, personal, and mixed (except as herein expressly excepted), of every kind and nature whatsoever and wherever situated, now owned, possessed, or enjoyed, and which may hereafter be in anywise owned, possessed, acquired, or enjoyed by the Company, shall be as fully embraced within the provisions hereof and be subject to the lien created hereby and by the Original Indenture and said supplemental indentures executed and delivered prior to the execution and delivery of this Supplemental Indenture, as if said properties were particularly described herein;

                  Saving and excepting, however, anything contained herein or in the granting clauses of the
Original Indenture, or of the above mentioned Indentures supplemental thereto, or elsewhere contained in the
Original Indenture or said supplemental Indentures, to the contrary notwithstanding, from the property hereby or thereby mortgaged and pledged, all of the following property (whether now owned by the Company or hereafter acquired by it):  all bills, notes, warrants, customers' service and extension deposits, accounts receivable, cash on hand or deposited in banks or with any governmental agency, contracts, choses in action, operating agreements and leases to others (as distinct from the property leased and without limiting any rights of the
Trustees with respect thereto under any of the provisions of the Amended Indenture), all bonds, obligations, evidences of indebtedness, shares of stock and other securities, and certificates or evidences of interest therein, all office furniture and office equipment, motor vehicles and tools therefor, all materials, goods, merchandise, and supplies acquired for the purpose of sale in the ordinary course of business or for consumption in the operation of any property of the Company, and all electrical energy and other materials or products produced by the Company for sale, distribution, or use in the ordinary conduct of its business--other than any of the foregoing which has been or may be specifically transferred or assigned to or pledged or deposited with the Trustees, or any of them, under the Amended Indenture, or required by the provisions of the Amended Indenture, so to be; provided, however, that if, upon the occurrence of a default under the Amended Indenture, the Trustees, or any of them, or any receiver appointed under the Amended
Indenture, shall enter upon and take possession of the mortgaged and pledged property, the Trustees, or such
Trustee or such receiver may, to the extent permitted by law, at the same time likewise take possession of any and all of the property excepted by this paragraph then on hand which is used or useful in connection with the business of the Company, and collect, impound, use, and administer the same to the same extent as if such property were part of the mortgaged and pledged property and had been specifically mortgaged and pledged hereunder, unless and until such default shall be remedied or waived and possession of the mortgaged and pledged property restored to the Company, its successors or assigns, and provided further, that upon the taking of such possession and until possession shall be restored as aforesaid, all such excepted property of which the Trustees, or such Trustee or such receiver shall have so taken possession, shall be and become subject to the lien hereof, subject, however, to any liens then existing on such excepted property.

                  And the Company does hereby covenant and agree with the Trustees, and the Trustees with the
Company, as follows:

                                                      PART I

                  The Trustees shall have and hold all and singular the properties conveyed, assigned, mortgaged and pledged hereby or by the Amended Indenture, including property hereafter as well as heretofore acquired, in trust for the equal and proportionate benefit and security of all present and future holders of the bonds and interest obligations issued and to be issued under the Amended Indenture, as from time to time amended and supplemented, without preference of any bond over any other bond by reason of priority in date of issuance, negotiation, time of maturity, or for any other cause whatsoever, except as otherwise in the Amended Indenture, as from time to time amended and supplemented, permitted, and to secure the payment of all bonds now or at any time hereafter outstanding under the Amended Indenture, as from time to time amended and supplemented, and the performance of and compliance with the covenants and conditions of the Amended Indenture, as from time to time amended and supplemented, and under and subject to the provisions and conditions and for the uses set forth in the Amended Indenture, as from time to time amended and supplemented.

                                                      PART II

                  Article I to Article Twenty-One, inclusive, of the Amended Indenture are hereby incorporated by reference herein and made a part hereof as fully as though set forth at length herein.

                                                     PART III

                  All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Amended Indenture, except when expressly herein otherwise defined.

                                                      PART IV

                  Pursuant to Section 1 of Article Five of the Original Indenture, as amended by Part IV, Subpart
C, of the Sixth Supplemental Indenture, dated as of September 1, 1940, the notice to be given with respect to the redemption of the Bonds in whole or in part, shall be limited to and shall consist of the giving by the Company or The Bank of New York, Trustee, of a notice in writing (including by facsimile transmission) of such redemption, at least 30 days, but not more than 60 days, prior to the date fixed for redemption to the holder of each Bond called for redemption at the holder's last address shown on the registry books of the Company.  Failure to so provide such notice to the holder of any Bond shall not affect the validity of the redemption proceedings with respect to any other Bond.

                                                      PART V

                  The Bonds shall be in substantially the form set forth in a resolution of the Board of
Directors or the Executive Committee of the Board of Directors of the Company, and may have placed thereon such letters, numbers or other marks of identification and such legends or endorsements as set forth in this
Supplemental Indenture or as may be required to comply with the Securities Act of 1933, as amended (the
"Securities Act"), any other laws, Rule 144A under the Securities Act ("Rule 144A"), Regulation S under the
Securities Act ("Regulation S"), any other rules of the Securities and Exchange Commission or any securities exchange, or as may, consistently herewith, be determined to be necessary or appropriate by the officers executing the Bonds, as evidenced by their execution of the Bonds.  The Bonds will be issued in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

                  Bonds which initially were acquired by qualified institutional buyers as defined in Rule 144A shall initially be represented by one or more securities in registered, global form without interest coupons
("Rule 144A Global Bonds").  Bonds which initially were acquired in offshore transactions in reliance on
Regulation S shall initially be represented by one or more separate securities in registered, global form without interest coupons ("Regulation S Global Bonds").  The Rule 144A Global Bonds and the Regulation S Global Bonds are
collectively referred to herein as "Global Bonds".  Each certificate for Global Bonds shall represent the aggregate principal of outstanding Bonds from time to time endorsed thereon and the aggregate principal amount of outstanding Bonds represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Bond certificate to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Bonds represented thereby shall be made by BNY Midwest
Trust Company, as Agent for The Bank of New York, Trustee, as registrar for the Bonds (the "Bond Registrar"), in accordance with instructions given by the registered holder thereof.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as depositary with respect to the Global Bonds (together with any successor, the "Depositary").  Each certificate representing
Global Bonds shall bear a legend in substantially the following form (the "Global Bond Legend"):

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST
                  COMPANY, A NEW YORK CORPORATION ("DTC"), TO SOUTHERN CALIFORNIA EDISON COMPANY OR ITS AGENT FOR
                  REGISTRATION OR TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
                  NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC
                  (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED
                  REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR
                  TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
                  HEREIN.

                  Beneficial interests may not be exchanged between the Rule 144A Global Bonds and the
Regulation S Global Bonds except in the limited circumstances set forth below in this Supplemental Indenture.
Beneficial interests in the Global Bonds may not be exchanged for Bonds in certificated form ("Certificated
Bonds") except in the limited circumstances set forth below in this Supplemental Indenture.  Certificates representing Certificated Bonds will not bear the Global Bond Legend.

                  Except as set forth in this Supplemental Indenture, each certificate evidencing the Global
Bonds or the Certificated Bonds (and any Bonds issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form (the "Private Placement Legend"):

                  THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS
                  AMENDED (THE "SECURITIES ACT"), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR

                  OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE
                  SECURITIES ACT OR OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE
                  SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY
                  STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION.

                                                      PART VI

                  The transfer and exchange of Global Bonds or beneficial interests in Global Bonds shall be effected through the Depositary, in accordance with the terms of the Amended Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary, which shall include restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act.

                  Prior to the expiration of the Distribution Compliance Period (as defined in Regulation S), beneficial interests in Regulation S Global Bonds may be exchanged for beneficial interests in Rule 144A Global
Bonds only if (a) such exchange occurs in connection with a transfer of such Bonds pursuant to Rule 144A; and
(b) the transferor first delivers to the Bond Registrar a written certificate to the effect that the Bonds are being transferred to a person (i) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A, (ii) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A, and (iii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

                  Beneficial interests in Rule 144A Global Bonds may be transferred to a person who takes delivery in the form of an interest in Regulation S Global Bonds, whether before or after the expiration of the
Distribution Compliance Period, only if the transferor first delivers to the Bond Registrar a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear or Clearstream.

                  A Global Bond may be exchanged for Certificated Bonds if (a) the Depositary for the Global Bond
notifies the Company that the Depositary is unwilling or unable to continue as to act as Depositary for the
Global Bond or has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case the Company fails to appoint a successor Depositary within 90 days after delivery of such notice;
(b) the Company notifies the Bond Registrar in writing that it has elected to cause the issuance of Certificated
Bonds; or (c) there has occurred and is continuing a default with respect to the Bonds under the Amended
Indenture.  Certificated Bonds delivered in exchange for any Global Bond or beneficial interests in Global Bonds will be executed by the Company, authenticated by The Bank of New York, as Trustee, registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures) and will bear the Private Placement Legend, unless evidence is provided satisfactory to the
Company and the Bond Registrar demonstrating that the Private Placement Legend is not required by applicable law.

                  When Certificated Bonds are presented to the Bond Registrar with a request to register the transfer of the Certificated Bonds or to exchange such Certificated Bonds for an equal principal amount of
Certificated Bonds of other authorized denominations, the Bond Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that if such
Certificated Bonds are subject to the Private Placement Legend, such Certificated Bonds, shall be accompanied by the following additional information and documents, as applicable: (a) if such Bonds are being delivered to the
Bond Registrar by the holder for registration in the name of such holder, without transfer, a certification from such holder to that effect; or (b) if such Bonds are being transferred to a qualified institutional buyer within the meaning of Rule 144A, or pursuant to an exemption

from registration in accordance with Rule 144 under the Securities Act, or a transaction meeting the requirements of Regulation S, or pursuant to an effective registration statement under the Securities Act, a certification to that effect; or (c) if such Bonds are being transferred in reliance on another exemption from the registration requirements of the Securities Act or in a transaction exempt from the registration requirements of the
Securities Act, a certification to that effect and a written opinion of counsel acceptable to the Company and to the Bond Registrar to the effect that such transfer does not require registration under the Securities Act.

                  Upon any sale of transfer of a Bond that is subject to the Private Placement Legend (including a Global Bond) pursuant to Rule 144 under the Securities Act, pursuant to an effective registration statement under the Securities Act, or in connection with which the Company and the Bond Registrar receive a satisfactory opinion of counsel to the effect that such Bond no longer will be subject to resale restrictions under federal and state securities laws: (a) in the case of a Certificated Bond, the Bond Registrar shall permit the holder thereof to exchange such Bond for a Certificated Bond that does not bear the Private Placement Legend and rescind any restriction on the transfer of such Bond; and (b) in the case of a Bond represented by a Global Bond, such Bond shall not be required to bear the Private Placement Legend, but shall continue to be subject to the provisions of the Global Bond Legend.

                                                     PART VII

                  All, but only, the duties, responsibilities, liabilities, immunities, rights, powers, and indemnities against liability, of the Trustees and each of them, with respect to the trust created by the Amended
Indenture, are hereby assumed by and given to the Trustees, and each of them, with respect to the trust hereby created, and are so assumed and given subject to all the terms and provisions with respect thereto as set forth in the Amended Indenture, as fully and to all intents and purposes as if the same were herein set forth at length; and this Supplemental Indenture is executed by the Trustees for the purpose of evidencing their consent to the foregoing.

                  The recitals contained herein, except the recital that the Trustees have each duly determined to execute and deliver this Supplemental Indenture, shall be taken as the statements of the Company, and the
Trustees assume no responsibility for the correctness thereof.  The Trustees make no representations as to the validity of this Supplemental Indenture.

                                                     PART VIII

                  As amended and supplemented by this Supplemental Indenture, the Amended Indenture is in all respects ratified and confirmed, and the Original Indenture and all said indentures supplemental thereto including this Supplemental Indenture, shall be read, taken, and considered as one instrument, and the Company agrees to conform to and comply with all and singular the terms, provisions, covenants, and conditions set forth therein and herein.

                                                      PART IX

                  In case any one or more of the provisions contained in this Supplemental Indenture should be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions contained in this Supplemental Indenture, and, to the extent and only to the extent that any such provision is invalid, illegal, or unenforceable, this Supplemental Indenture shall be construed as if such provision had never been contained herein.

                                                      PART X

                  This Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original.

                  IN WITNESS WHEREOF, the Company has caused its corporate name and seal to be hereunto affixed and this Supplemental Indenture to be signed by its Chairman of the Board, its Chief Executive Officer, its
President, or one of its Vice Presidents and attested by the signature of its Secretary or one of its Assistant
Secretaries, for and in its behalf; said The Bank of New York has caused its corporate name to be hereunto affixed, and this Supplemental Indenture to be signed, by one of its Vice Presidents or Assistant Vice Presidents
or Agents; and said D. G. Donovan has hereunto executed this Supplemental Indenture; all as of the day and year first above written.  Executed in counterparts and in multiple.

                                                              SOUTHERN CALIFORNIA EDISON COMPANY

                                                              /S/ ROBERT C. BOADA
                                                              ----------------------------------
                                                              ROBERT C. BOADA
                                                              Vice President and Treasurer

Attest:

/S/ BONITA J. SMITH
-------------------
BONITA J. SMITH
Assistant Secretary

(Seal)

                                                              THE BANK OF NEW YORK, Trustee

                                                              /S/ DEDRA DELANEY
                                                              -----------------
                                                              DEDRA DELANEY
                                                              Agent

                                                              /S/ D. G. DONOVAN
                                                              -----------------
                                                              D. G. DONOVAN
                                                              Trustee

STATE OF CALIFORNIA        }
                                    }  ss.
COUNTY OF LOS ANGELES      }

         On this 20th day of February, 2003, before me, JEAN ELLEN LAMBRECHT, a Notary Public, personally appeared ROBERT C. BOADA and BONITA J. SMITH, personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities, and that by their signatures on the instrument the persons, or the entity on behalf of which the persons acted, executed the instrument.

         WITNESS my hand and official seal.

                                                              /S/ JEAN ELLEN LAMBRECHT
                                                              ------------------------
                                                              JEAN ELLEN LAMBRECHT
                                                              Notary Public, State of California

(Seal)

My Commission expires on September 24, 2004.

STATE OF ILLINOIS }
                           }  ss.
COUNTY OF COOK    }

         On this 18th day of February, 2003, before me, K. Gibson, a Notary Public, personally appeared Dedra
Delaney, Agent of THE BANK OF NEW YORK, Trustee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                                     /S/ K. GIBSON
                                                     --------------------------------
                                                     Notary Public, State of Illinois

(Seal)

My Commission expires on July 8, 2006.

STATE OF ILLINOIS }
                           }  ss.
COUNTY OF COOK    }

         On this 18th day of February, 2003, before me, K. Gibson, a Notary Public, personally appeared D. G.
DONOVAN, Trustee, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or entity on behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.

                                                     /S/ K. GIBSON
                                                     --------------------------------
                                                     Notary Public, State of Illinois

(Seal)

My Commission expires on July 8, 2006.